SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                      -----


                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)   MARCH 30, 1998

     The Money Store Trust 1998-A and the Originators as listed below under a Pooling and Servicing Agreement dated as of February 28, 1998, providing for the issuance of The Money Store Asset Backed Certificates, Series 1998-A.

                          The Money Store Trust 1998-A
                                TMS Mortgage Inc.
                            The Money Store/D.C. Inc.
                          The Money Store/Kentucky Inc.
                        The Money Store Home Equity Corp.
                            The Money Store/Minnestoa Inc.
             (Exact name of registrant as specified in its charter)


         *                              333-32775                  *
(State or other jurisdiction of       (Commission           (IRS Employer
incorporation)                        File Number)           ID Number)


 3301 "C" STREET, SACRAMENTO, CALIFORNIA                         95816
(Address of principal executive offices)                        (Zip Code)

Registrant's Telephone Number, including area code:         (916) 446-5000

               N/A
(Former name or former address, if changed since last report)

* See Schedule A attached hereto.

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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
            AND EXHIBITS.

(c)      EXHIBITS

EXHIBIT NO.

1.1 Underwriting Agreement, dated March 26, 1998, among The Money Store Inc., the Originators and the various Underwriters named therein.

1.2 Pricing Agreement, dated March 26, 1998, among The Money Store Inc., the Originators and the various Underwriters named therein.

4.1 Pooling and Servicing Agreement, dated as of February 28, 1998, among The Money Store Inc., the Originators and The Bank of New York, as Trustee.

                                   Schedule A

                                     State of                  IRS Employer
Registrant                         Incorporation                ID Number

TMS Mortgage Inc.                    New Jersey                 22-3217781
The Money Store/D.C. Inc.            D.C.                       22-2133027
The Money Store/Kentucky Inc.        Kentucky                   22-2459832
The Money Store Home Equity Corp.    Kentucky                   22-2522232
The Money Store/Minnesota Inc.       Minnesota                  22-3003495

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      TMS MORTGAGE INC.
                                      THE MONEY STORE/D.C. INC.
                                      THE MONEY STORE/KENTUCKY INC.
                                      THE MONEY STORE HOME EQUITY CORP.
                                      THE MONEY STORE/MINNESOTA INC.


                                      By:  /S/ MICHAEL H. BENOFF
                                      Name:  Michael H. Benoff
                                      Title: Senior Vice President


Dated:  April 10, 1998

                                  EXHIBIT INDEX


EXHIBIT                    DESCRIPTION OF EXHIBITS

1.1 Underwriting Agreement, dated March 26, 1998, among The Money Store Inc., the Originators and the various Underwriters named therein.

1.2 Pricing Agreement, dated March 26, 1998, among The Money Store Inc., the Originators and the various Underwriters named therein.

4.1 Pooling and Servicing Agreement, dated as of February 28, 1998, among The Money Store Inc., the Originators and The Bank of New York, as Trustee.